AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of June 15, 2023, by and between 500 Group Inc., a Nevada corporation (“500 Group”), and Boxabl Inc., a Nevada corporation (“Boxabl”).

WHEREAS, 500 Group and Boxabl are affiliated entities and for purposes of legal entity rationalization and simplification, among other reasons, 500 Group and Boxabl desire to merge;

WHEREAS, in conformity with their respective by-laws and the laws of the State of Nevada, the shareholders of 500 Group and of Boxabl have approved and adopted this Agreement and the transactions contemplated by this Agreement; and

WHEREAS, pursuant to the transactions contemplated by this Agreement and on the terms and subject to the conditions set forth herein, 500 Group, in accordance with the Nevada Revised Statutes (the “NRS”), will merge with and into Boxabl, with Boxabl as the surviving entity (the “Merger”).

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NRS, 500 Group shall be merged with and into Boxabl at the Effective Time (as hereinafter defined). Following the Effective Time, the separate corporate existence of 500 Group shall cease, and Boxabl shall continue as the surviving entity (the “Surviving Entity”). The effects and consequences of the Merger shall be as set forth in this Agreement and the NRS.

2.Effective Time.

(a)Subject to the provisions of this Agreement, the parties shall duly prepare and execute the articles of merger (the “Articles of Merger”) complying with Section 92A.200 of the NRS, and file the Articles of Merger with the Secretary of State of the State of Nevada.

(b)The Merger shall become effective at the time specified in the Articles of Merger in accordance with the NRS (the “Effective Time”).

(c)The Merger shall have the effects set forth in the NRS. Without limiting the generality of the foregoing, from the Effective Time: (i) all the properties, rights, privileges, immunities, powers and franchises of 500 Group shall vest in Boxabl, as the Surviving Entity, and (ii) all debts, liabilities, obligations and duties of 500 Group shall become the debts, liabilities, obligations and duties of Boxabl, as the Surviving Entity.

3.Organizational Documents. The bylaws of Boxabl at the Effective Time shall be the bylaws of the Surviving Entity until thereafter amended as provided therein or by the NRS, and the certificate of incorporation of Boxabl in effect at the Effective Time shall be the certificate of incorporation of the Surviving Entity until thereafter amended as provided therein or by the NRS.

4.Officers. The officers of Boxabl immediately prior to the Effective Time shall be the officers of the Surviving Entity from and after the Effective Time and shall hold office until the earlier of their respective death, resignation or removal or their respective successors are duly elected or appointed and qualified in the manner provided for in the certificate of incorporation and bylaws of the Surviving Entity or as otherwise provided by the NRS.

[Signature Page to Agreement and Plan of Merger]

5.Constituent Entities.

(a)Boxabl is authorized to issue four (4) classes of stock consisting of: (i)

6,600,000,000 shares of voting Common Stock, of which 3,000,000,000 shares are outstanding;

(ii) 250,000,000 shares of Class A non-voting Preferred Stock, of which 194,422,430 shares are outstanding; 1,100,000,000 shares of Class A-1 non-voting Preferred Stock, of which 848,322,763 shares are outstanding; and 1,150,000,000 shares of Class A-2 non-voting Preferred Stock of which 128,451,141 shares are outstanding. All holders of outstanding voting Common Stock of Boxabl have voted in favor of and approved the Merger.

(b)500 Group is authorized to issue one class of stock consisting of 200 shares of voting Common Stock, of which 100 shares are outstanding. All holders outstanding voting Common Stock of 500 Group have voted in favor of and approved the Merger.

6.Conversion of Securities. At the Effective Time, by virtue of the Merger and without any further action on the part of Boxabl or 500 Group or the holders of equity therein:

(a)Boxable shall issue thirty seven million five hundred thousand (37,500,000) shares of Boxabl’s Class A-2 non-voting Preferred Stock in exchange for the outstanding one hundred (100) shares of the 500 Group’s Common Stock, based on an exchange ratio of three hundred seventy five thousand (375,000) shares of Boxabl’s Class A-2 non-voting Preferred Stock for each share of 500 Group’s outstanding Common Stock;

(b)each share of Common Stock of 500 Group outstanding immediately prior to the Effective Time shall be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor;

(c)each share of 500 Group Common Stock that is owned by 500 Group (as treasury stock or otherwise) will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor; and

(d)each share of Boxabl’s outstanding Common Stock, Class A Preferred Stock, Class A-1 Preferred Stock, and Class A-2 Preferred Stock issued and outstanding immediately prior to the Effective Time, and Boxabl’s Class A-2 Preferred Stock issued in connection with the merger, shall remain outstanding following the consummation of the Merger.

7.Tax Treatment. For U.S. federal and applicable state income tax purposes, the Merger is intended to result in a statutory “Type A” reorganization as described in Section 368(a)(1)(A) of the U.S. Internal Revenue Code of 1986, as amended (the “Code") and in the complete liquidation of 500 Group as described in Sections 332 and 337 of the Code. The parties shall prepare and file all income tax returns consistent with such intended tax treatment.

8.Entire Agreement. This Agreement together with the Articles of Merger constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties, and agreements, both written and oral, with respect to such subject matter.

9.Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

[Signature Page to Agreement and Plan of Merger]

11.Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

12.Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

13.Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

14.Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Nevada.

15.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

500 GROUP INC.

By:
Name:	Paolo Tiramani
Title:	CEO

BOXABL INC.

By:
Name:	Paolo Tiramani
Title:	CEO

[Signature Page to Agreement and Plan of Merger]